EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Archer Investment Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Archer Investment Series Trust for the period ended February 28, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Archer Investment Series Trust for the stated period.

/s/ Troy Patton	/s/ Uberto Anastasi
Troy Patton	Umberto Anastasi
President and Chief Executive Officer	Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
Dated:	4/29/2026	Dated:	4/29/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Archer Investment Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.